As filed with the Securities and Exchange Commission on August 5, 2015
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LifeLock, Inc.
(Exact name of registrant as specified in its charter)

Delaware		56-2508977
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

60 East Rio Salado Parkway Suite 400 Tempe, Arizona 85281
(Address of Principal Executive Offices)(Zip Code)

LifeLock, Inc. 2012 Incentive Compensation Plan LifeLock, Inc. 2012 Employee Stock Purchase Plan
(Full title of the plan)

Todd Davis Chairman and Chief Executive Officer LifeLock, Inc. 60 East Rio Salado Parkway Suite 400 Tempe, Arizona 85281 (480) 682-5100
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Kant, Esq. Brian H. Blaney, Esq. Jeremy D. Zangara, Esq. Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, Arizona 85016 (602) 445-8000	Nicholas W. Robbins, Esq. Interim Chief Legal Officer and Secretary LifeLock, Inc. 60 East Rio Salado Parkway Suite 400 Tempe, Arizona 85281 (480) 682-5100
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance under the LifeLock, Inc. 2012 Incentive Compensation Plan	4,227,513	(2)	$7.65	(4)	$32,340,474.45	$3,757.96
Common Stock, par value $0.001 per share, reserved for issuance under the LifeLock, Inc. 2012 Employee Stock Purchase Plan	939,447	(3)	$6.50	(5)	6,106,405.50	709.57
Total	5,166,960				$38,446,879.95	$4,467.53

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the LifeLock, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”) and the LifeLock, Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock.

(2)
Represents an automatic annual increase of 4,227,513 shares of common stock on January 1, 2015 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2012 Plan.

(3)
Represents an automatic annual increase of 939,447 shares of common stock on January 1, 2015 to the number of shares of the Registrant’s common stock reserved for issuance under, and which annual increase is provided for in, the 2012 ESPP.

(4)
Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $7.65, the average of the high and low sale prices per share of the Registrant’s common stock as reported on the New York Stock Exchange on August 4, 2015.

(5)
Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $6.50, which represents 85% of $7.65, the average of the high and low sale prices per share of the Registrant’s common stock as reported on the New York Stock Exchange on August 4, 2015. Pursuant to the 2012 ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will generally be the lower of 85% of the fair market value of the Registrant’s common stock on the first day of the offering period or 85% of the fair market value of the Registrant’s common stock on the exercise date.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on February 20, 2015, as amended by Amendment No. 1 thereto filed on Form 10-K/A with the Commission on February 23, 2015;

(b)
The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2015 that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015 and June 30, 2015, filed with the Commission on April 30, 2015 and August 5, 2015, respectively;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2015, February 13, 2015, March 17, 2015, May 8, 2015, and May 18, 2015; and

(e)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35671) filed with the Commission on September 28, 2012, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
The validity of the shares of common stock offered hereby will be passed upon by Greenberg Traurig, LLP, Phoenix, Arizona. The spouse of Clarissa Cerda, the Registrant’s Chief Legal Strategist, is an employee benefits and executive compensation shareholder at Greenberg Traurig, LLP, and may be deemed to have a beneficial interest in the equity awards held by Ms. Cerda; however, he disclaims beneficial ownership of all equity awards held by Ms. Cerda.

Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law.
In addition, the Registrant entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Item 7.    Exemption From Registration Claimed.
Not Applicable.
Item 8.    Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	LifeLock, Inc. 2012 Incentive Compensation Plan (2)

99.2	Form of Stock Option Agreement and Restricted Stock Unit Agreement under 2012 Incentive Compensation Plan (3)

99.3	LifeLock, Inc. 2012 Employee Stock Purchase Plan (4)

(1)
Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183598), as declared effective by the Commission on October 2, 2012 (the “Registrant’s Form S-1”).

(2)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1.

(3)	Incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-1.

(4)	Incorporated by reference to Exhibit 10.18 to the Registrant’s Form S-1.
Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, state of Arizona, on August 5, 2015.
LIFELOCK, INC.

By:	/s/ Todd Davis
Todd Davis, Chairman and
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Davis, Chris Power, and Nicholas W. Robbins, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date
/s/ Todd Davis Todd Davis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 5, 2015
/s/ Chris Power Chris Power	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2015
/s/ Gary Briggs Gary Briggs	Director	August 5, 2015
/s/ David Cowan David Cowan	Director	August 5, 2015
/s/ Roy A. Guthrie Roy A. Guthrie	Director	August 5, 2015
/s/ Albert A. (Rocky) Pimentel Albert A. (Rocky) Pimentel	Director	August 5, 2015
/s/ Thomas J. Ridge Thomas J. Ridge	Director	August 5, 2015
/s/ Jaynie Miller Studenmund Jaynie Miller Studenmund	Director	August 5, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	LifeLock, Inc. 2012 Incentive Compensation Plan (2)

99.2	Form of Stock Option Agreement and Restricted Stock Unit Agreement under 2012 Incentive Compensation Plan (3)

99.3	LifeLock, Inc. 2012 Employee Stock Purchase Plan (4)

(1)
Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183598), as declared effective by the Commission on October 2, 2012 (the “Registrant’s Form S-1”).

(2)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1.

(3)	Incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-1.

(4)	Incorporated by reference to Exhibit 10.18 to the Registrant’s Form S-1.